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                                                                Exhibit 99.14

                          COUNTRYWIDE HOME LOANS, INC.,
                                    as Seller

                                       and

                     CITIGROUP GLOBAL MARKETS REALTY CORP.,
                                  as Purchaser

                                   ----------

                              AMENDED AND RESTATED

              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                          dated as of December 15, 2003

                                   ----------

                     Conventional Residential Mortgage Loans
                              (SERVICING RETAINED)

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                                   ARTICLE I.
                                   DEFINITIONS

                                   ARTICLE II.
                       PRE-CLOSING AND CLOSING PROCEDURES

Section 2.01   Due Diligence by the Purchaser.............................    12
Section 2.02   Identification of Mortgage Loan Package....................    12
Section 2.03   Post-Closing Due Diligence.................................    12
Section 2.04   Credit Document Deficiencies Identified During Due
               Diligence..................................................    13
Section 2.05   Delivery of Collateral Files...............................    13
Section 2.06   Purchase Confirmation......................................    14
Section 2.07   Closing....................................................    14
Section 2.08   Payment of the Purchase Proceeds...........................    14
Section 2.09   Entitlement to Payments on the Mortgage Loans..............    14
Section 2.10   Payment of Costs and Expenses..............................    15
Section 2.11   MERS Mortgage Loans and the MERS System....................    15

                                  ARTICLE III.
              REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01   Representations and Warranties Respecting Countrywide......    15
Section 3.02   Representations and Warranties Regarding Individual
               Mortgage Loans.............................................    17
Section 3.03   Remedies for Breach of Representations and Warranties......    26
Section 3.04   Repurchase of Convertible Mortgage Loans...................    27
Section 3.05   Representations and Warranties Respecting the Purchaser....    28
Section 3.06   Indemnification by the Purchaser...........................    29

                                   ARTICLE IV.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01   Countrywide to Act as Servicer.............................    29
Section 4.02   Collection of Mortgage Loan Payments.......................    30
Section 4.03   Realization Upon Defaulted Mortgage Loans..................    30
Section 4.04   Establishment of Custodial Accounts; Deposits in Custodial
               Accounts...................................................    30
Section 4.05   Permitted Withdrawals From the Custodial Account...........    32
Section 4.06   Establishment of Escrow Accounts; Deposits in Escrow
               Accounts...................................................    33
Section 4.07   Permitted Withdrawals From Escrow Account..................    33
Section 4.08   Transfer of Accounts.......................................    33
Section 4.09   Payment of Taxes, Insurance and Other Charges; Maintenance
               of PMI Policies; Collections Thereunder....................    34
Section 4.10   Maintenance of Hazard Insurance............................    35
Section 4.11   [Reserved].................................................    35
Section 4.12   Fidelity Bond; Errors and Omissions Insurance..............    35
Section 4.13   Title, Management and Disposition of REO Property..........    36
Section 4.14   Notification of Adjustments................................    37
Section 4.15   Notification of Maturity Date..............................    37
Section 4.16   Assumption Agreements......................................    38
Section 4.17   Satisfaction of Mortgages and Release of Collateral Files..    38
Section 4.18   Servicing Compensation.....................................    39

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                                   ARTICLE V.
                PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

Section 5.01   Distributions..............................................    40
Section 5.02   Periodic Reports to the Purchaser..........................    40
Section 5.03   Monthly Advances by Countrywide............................    41
Section 5.04   Annual Statement as to Compliance..........................    41
Section 5.05   Annual Independent Certified Public Accountants' Servicing
               Report.....................................................    41
Section 5.06   Annual Statement as to Compliance..........................    42
Section 5.07   Purchaser's Access to Countrywide's Records................    42
Section 5.08   Compliance with REMIC Provisions...........................    43

                                   ARTICLE VI.
                            COVENANTS BY COUNTRYWIDE

Section 6.01   Indemnification by Countrywide.............................    43
Section 6.02   Third Party Claims.........................................    43
Section 6.03   Merger or Consolidation of Countrywide.....................    43
Section 6.04   Limitation on Liability of Countrywide and Others..........    44
Section 6.05   No Transfer of Servicing...................................    45

                                  ARTICLE VII.
                     TERMINATION OF COUNTRYWIDE AS SERVICER

Section 7.01   Termination Due to an Event of Default.....................    45
Section 7.02   Termination by Other Means.................................    46

                                  ARTICLE VIII.
                                  MISCELLANEOUS

Section 8.01   Notices....................................................    47
Section 8.02   Sale Treatment.............................................    48
Section 8.03   Exhibits...................................................    48
Section 8.04   General Interpretive Principles............................    49
Section 8.05   Reproduction of Documents..................................    49
Section 8.06   Further Agreements.........................................    49
Section 8.07   Assignment of Mortgage Loans by the Purchaser; Pass-Through
               Transfers..................................................    50
Section 8.08   Conflicts between Transaction Documents....................    51
Section 8.09   Governing Law..............................................    51
Section 8.10   Severability Clause........................................    51
Section 8.11   Successors and Assigns.....................................    52
Section 8.12   Confidentiality............................................    52
Section 8.13   Entire Agreement...........................................    52

Exhibit A      Schedule of Collateral Documents...........................   A-1
Exhibit B      Form of Purchase Confirmation..............................   B-1
Exhibit C      Form of Custodial Agreement................................   C-1
Exhibit D      Form of Trade Confirmation.................................   D-1


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                              AMENDED AND RESTATED

             MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

          This Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement is made and entered into as of December 15, 2003 (the "Agreement"), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 ("Countrywide"), and Citigroup Global Markets Realty Corp., having an address at 390 Greenwich Street, New York, New York 10013 (the "Purchaser"), and amends, restates and supersedes in its entirety that certain Master Mortgage Loan Purchase and Servicing Agreement dated August 8, 2002 by and between Countrywide and Purchaser's predecessor-in-interest, Salomon Brothers Realty Corp.

                                    RECITALS

          The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide's right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

          In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

          Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

          Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

          Agency: Either Fannie Mae or Freddie Mac.

          Agreement: This Master Mortgage Loan Purchase and Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

          Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.


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          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

          Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

          Balloon Payment: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the maturity of such Mortgage Loan.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of New York or the State of Texas are authorized or obligated by law or executive order to be closed.

          Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

          Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

          Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

          Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

          Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

          Combined Loan-to-Value Ratio: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

          Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

          Conventional Mortgage Loan: A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.


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          Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

          Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

          Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

          Custodial Account: The account or accounts created and maintained pursuant to Section 4.04, each of which shall be an Eligible Account.

          Custodial Agreement: The letter agreement, substantially in the form of Exhibit C (or such other form as Countrywide and Purchaser may mutually agree), that governs the temporary retention of the Collateral Files by the Custodian with respect to a Closing Date.

          Custodian: Such custodian that may be designated by Countrywide and Purchaser from time to time.

          Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

          Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the date on which the Mortgage Loan Schedule is prepared.

          Determination Date: The Business Day immediately preceding the related Remittance Date.

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan (including a Balloon Payment with respect to a Balloon Mortgage
Loan), exclusive of any days of grace.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

          Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.


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          Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06, each of which shall be an Eligible Account.

          Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

          Event of Default: Any one of the conditions or circumstances enumerated in Section 7.01.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHA: The Federal Housing Administration.

          Fannie Mae: The Federal National Mortgage Association or any successor organization.

          Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 4.12.

          First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

          Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

          Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

          Funding Deadline: With respect to each Closing Date, one o'clock (1:00) p.m. New York time or such other time as agreed to between the parties.

          GNMA: The Government National Mortgage Association or any successor organization.

          Government Insurance Proceeds: With respect to each Government Mortgage Loan, payments made pursuant to a MIC or LGC.

          Government Mortgage Loan: A Mortgage Loan insured by the FHA or guaranteed by the VA.

          Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

          HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.


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          Interest Adjustment Date: With respect to an Adjustable Rate Mortgage
Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

          LGC: A loan guarantee certificate issued by the VA.

          LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

          Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

          Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

          Liquidation Proceeds: Amounts, other than PMI Proceeds, Government Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

          LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

          LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

          MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

          MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

          MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

          MIC: A mortgage insurance certificate issued by HUD.

          MIN: The Mortgage Identification Number of a MERS Mortgage Loan.


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          Missing Credit Documents: As defined in Section 2.04 hereof.

          Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to Section 5.03.

          Monthly Payment: The scheduled monthly payment (including any Balloon Payment) of principal and interest on a Mortgage Loan.

          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

          Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

          Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

          Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

          Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) information sufficient to uniquely identify such Mortgage Loan, including the mortgage loan number, the Mortgagor's name and the street address of the Mortgaged Property (including city, state and zip code); (ii) the Mortgage Interest Rate as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the


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remaining term as of the Cut-off Date and the original term of such Mortgage
Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan, (viii) the original balance of the Mortgage Loan, (ix) the unpaid principal balance on the Mortgage Loan as of the Cut-off Date, (x) the related Monthly Payment as of the origination of such Mortgage Loan, (xi) the related Monthly Payment as of the Cut-off Date, (xii) the maturity date, (xiii) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge or penalty, (xiv) the term of any Prepayment Charge or penalty, (xv) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan, (xvi) with respect to each MERS Mortgage Loan, the MIN, (xvii) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan and, if so, the term of the Balloon Loan and the amount of the Balloon Payment scheduled to be due at maturity assuming no Principal Prepayments; (xviii) a code indicating whether the Mortgage Loan is an interest-only Mortgage Loan; and, if so, the term of the interest-only period of such Mortgage Loan and (xiv) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

          Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

          Mortgagor: The obligor on a Mortgage Note.

          Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

          Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

          Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

          Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

          Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.


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          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

          PMI Proceeds: Proceeds of any PMI Policy.

          Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

          Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date with respect to such Remittance Date, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser's due diligence as contemplated in Section 2.01, are intended to be sold under this Agreement as a Mortgage Loan Package.

          Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment Period: As to any Remittance Date, the second day of the calendar month preceding the month of distribution through and including the first day of the month of distribution.

          Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

          Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.


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          Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 8.07.

          Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

          Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one
(1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan); and (vi) to the extent such mortgage loan is an Adjustable Rate Mortgage Loan, shall have the same Gross Margin and index (to the extent available) as the repurchased Mortgage Loan.

          Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a whole loan transfer, agency transfer or Pass-Through Transfer pursuant to Section 8.07 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

          Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

          REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

          REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 4.13.

          Repurchase Price: With respect to any Mortgage Loan, a price equal to
(i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in


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respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

          Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this Agreement including Section 4.09.

          Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

          Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

          Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

          Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

          Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

          Trade Confirmation: A letter agreement substantially in the form of Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

          Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation and this Agreement.

          Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

          VA: The Department of Veterans Affairs.

                                   ARTICLE II.
                       PRE-CLOSING AND CLOSING PROCEDURES

          SECTION 2.01 DUE DILIGENCE BY THE PURCHASER.

          (a) Review of Credit File. Prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide's offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser's reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Countrywide shall have the right, in its sole discretion, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use reasonable efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein. The fact that the Purchaser has conducted or determined not to conduct any partial or complete examination of the Credit Files shall not affect the right of the Purchaser, or any successor thereto, to demand repurchase or other relief as provided for in this Agreement.

          (b) Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans (i) comprising more than ten percent (10%) of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), or
(ii) for reasons other than as permitted under this Agreement or the Trade Confirmation, Countrywide may, in its sole discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefore.

          SECTION 2.02 IDENTIFICATION OF MORTGAGE LOAN PACKAGE.

          At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

          SECTION 2.03 POST-CLOSING DUE DILIGENCE.

          In the event that the Purchaser does not complete its due diligence, as contemplated in Section 2.01, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the "Pending Mortgage Loans"), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business

Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this
Section 2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, upon mutual agreement of the parties, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents. The rights and remedies set forth in this Section 2.03 are in addition to those set forth in
Section 3.03.

          SECTION 2.04 CREDIT DOCUMENT DEFICIENCIES IDENTIFIED DURING DUE DILIGENCE.

          If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the "Missing Credit Documents"), Countrywide agrees to use its best efforts to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, as determined by the Purchaser in its reasonable discretion, in either case directly arising from a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the Repurchase Price.

          SECTION 2.05 DELIVERY OF COLLATERAL FILES.

          (a) Custodial Agreement. Countrywide shall, on or before the Business Day prior to the related Closing Date, deliver and release to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package and shall execute, and cause the Custodian to execute, the Custodial Agreement. Countrywide shall pay all fees and expenses of the Custodian; provided, however, that it is understood that the Custodial Agreement shall terminate ten (10) Business Days after the related Closing Date and the Purchaser shall be solely responsible for arranging for the retention of the Collateral Files thereafter.

          (b) Missing Collateral Documents. In the event that any of the original Collateral Documents set forth in clauses (3) through (9) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a "Missing Collateral Document"), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, twelve (12) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, one-hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any Government Mortgage Loan, Countrywide agrees to procure each such Missing Collateral Document within sixty (60) days following the FHA's or the VA's, as applicable, deadline for procuring such documents. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder's office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy.

          (c) Other Documents. Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

          SECTION 2.06 PURCHASE CONFIRMATION.

          Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.

          SECTION 2.07 CLOSING.

          The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

          (a) All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

          (b) All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement; and

          (c) Both parties shall have executed the related Purchase Confirmation and Custodial Agreement.

          SECTION 2.08 PAYMENT OF THE PURCHASE PROCEEDS.

          Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

          SECTION 2.09 ENTITLEMENT TO PAYMENTS ON THE MORTGAGE LOANS.

          With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date;

and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

          SECTION 2.10 PAYMENT OF COSTS AND EXPENSES.

          The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by the Purchaser other than one-time recording fees, which shall be paid by Countrywide.

          SECTION 2.11 MERS MORTGAGE LOANS AND THE MERS SYSTEM.

          (a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

          (b) In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, Countrywide is authorized upon the direction of the Purchaser to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

          SECTION 3.01 REPRESENTATIONS AND WARRANTIES RESPECTING COUNTRYWIDE.

          Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

          (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by Countrywide have been suspended or revoked by any court, administrative agency, arbitrator or governmental body, and no proceedings are pending that might result in such suspension or revocation;

          (b) Due Authority. Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan. Countrywide has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of Countrywide, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

          (c) No Conflict. Neither the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's certificate of incorporation or by-laws or result in a breach of any legal restriction or any material breach of a material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

          (d) Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

          (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide's ability to perform its obligations under this Agreement;

          (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

          (g) No Violations. Countrywide is not in violation of, and the execution and delivery of this Agreement by Countrywide and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over Countrywide or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of Countrywide or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

          (h) Ability to Perform. Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (i) No Bulk Transfer. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Countrywide, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Countrywide pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

          (j) Accounting Sale. The transfer of the Mortgage Loans shall be treated as a sale on the books and records of Countrywide, and Countrywide has determined that, and will treat, the disposition of the Mortgage Loans pursuant to this Agreement for tax and accounting purposes as a sale. Countrywide shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser;

          (k) Fair Consideration. Countrywide reasonably believes that the consideration received by it upon the sale of the Mortgage loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

          (l) No Insolvency. Countrywide is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. Countrywide is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors; and

          (m) MERS Good Standing. To the extent any Mortgage Loan is a MERS Mortgage Loan, Countrywide is a member of MERS in good standing.

          SECTION 3.02 REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS.

          With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

          (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

          (b) No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

          (c) Taxes, Assessments, Insurance Premiums and Other Charges. There are no delinquent taxes, ground rents, or insurance premiums, and Countrywide has no knowledge of any delinquent water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

          (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded or registered with the MERS System, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

          (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (f) Hazard and Flood Insurance. All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement therefore from the Mortgagor;

          (g) Compliance with Applicable Law. Each Mortgage Loan, including any Prepayment Charge or penalty in connection therewith, at the time of origination complied in all material respects with applicable local, state and federal laws, and any applicable ordinances, including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the Mortgage Loan;

          (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

          (i) Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

          (j) Valid First or Second Lien. Each related Mortgage is a valid, subsisting and enforceable First Lien (with respect to a First Lien Mortgage
Loan) or Second Lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

               (iii) with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

               (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

          (k) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefore have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (l) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

          (m) Title Insurance. Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to any Adjustable Rate Mortgage Loan, such title insurance policy insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note providing for adjustment of the Mortgage Interest Rate and Monthly Payment. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (n) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

          (o) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (p) Origination, Servicing and Collection Practices. The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

          (q) No Condemnation or Damage. The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

          (r) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

          (s) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

          (t) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

          (u) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (v) Private Mortgage Insurance, FHA Insurance and VA Guarantees. Each Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines (as any such Mortgage Loans may be identified in the Mortgage Loan Schedule), with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid;

          (w) Lawfully Occupied. At origination, to the best of Countrywide's knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

          (x) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The original Mortgage was or is being recorded and, unless the Mortgage Loan is subject to the MERS System, all subsequent assignments of the original Mortgage (other than the assignment to Purchaser) have been recorded in the appropriate jurisdiction wherein such recordation is necessary to perfect the lien thereof against creditors of Countrywide, or is in the process of being recorded;

          (y) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (z) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

          (aa) Section 32 Loans. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "high risk" mortgage loan; "covered" mortgage loan or "predatory" mortgage loan or a similarly classified mortgage loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and /or fees, no matter how defined, under any federal, state or local law or ordinance, including, without limitation, Section 6-L of the New York Banking Law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act or any other statute or regulation providing assignee liability to holders of such mortgage loans;

          (bb) Originator Supervision. The Mortgage Loan was originated by Countrywide or by a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

          (cc) Foreclosure; Bankruptcy. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

          (dd) Payment Source; Buydown. No Mortgage contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (ee) Construction; Exchange. No Mortgage Loan was made solely in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

          (ff) Investment. Countrywide has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value of the Mortgage Loan.

          (gg) Accrual Method. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

          (hh) Lending Practices. No predatory, abusive or deceptive lending practices, including, but not limited to, the extension of credit to the Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to the Mortgagor which has no apparent benefit to the Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

          (ii) Prepayment Charges. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

          (jj) No Adverse Selection. The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in Countrywide's portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

          (kk) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

          (ll) Legal Capacity. To the best of Countrywide's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

         (mm) Doing Business. Countrywide is, and to the best of Countrywide's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, thereof or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

          (nn) Interest Rates; Amortization. Except for a Mortgage Loan, the Monthly Payment of which consists of interest only for a specified period of time (and which Mortgage Loan is identified on the Mortgage Loan Schedule), principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than an interest-only Mortgage Loan or Balloon Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, is changed on each Adjustment Date and is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and, following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. With respect to each Balloon Mortgage Loan, the Mortgage Note requires Monthly Payments sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate but requires a final Monthly Payment which is substantially greater than the penultimate Monthly Payment and sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan on the Due Date of such final Monthly Payment;

          (oo) Underwriting Standards. The Mortgage Loan was underwritten in accordance with the underwriting standards of Countrywide in effect at the time the Mortgage Loan was originated;

          (pp) Disclosures. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

          (qq) No Fraud. No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide's knowledge, any other person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

          (rr) Condominiums; Planned Unit Developments. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

          (ss) No Credit Life. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as a condition to closing such Mortgage Loan;

          (tt) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of a Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

          (uu) Compliance with Consumer Credit Statutes. The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

          (vv) No Coops, Commercial Property or Mobile Homes. No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property, and no Mortgage Loan is a manufactured or mobile home;

          (ww) Fair Credit Reporting. Countrywide has fully furnished and will continue to furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations (the "FCRA"), accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, and will fully furnish, in accordance with the FCRA, accurate and complete information (i.e., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

          (xx) Privacy. With regard to each Mortgagor, Countrywide shall at all times comply with all laws and regulations regarding use, disclosure and safeguarding of any and all customer information, including without limitation the Gramm Leach Bliley Act, the Fair Credit Reporting Act and Regulation P. Countrywide has implemented or will implement appropriate measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 12 CFR Part 30 Appendix B, and has been and continues to be engaged in reviewing its information security program, training of staff, and testing of controls, systems and procedures as required by those guidelines;

          (yy) Anti-Money Laundering Laws. Countrywide has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Countrywide has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

          (zz) OFAC. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224, an no Mortgagor is subject to the provisions of such Executive Order;

          (aaa) MOM Loans; Assignments. With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

          (bbb) MOM Loans; No Notices of Liens. With respect to each MOM Loan, Countrywide has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

          (ccc) The Mortgage Note (or lost note affidavit with market standard indemnification), the Mortgage, the assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement. With respect to each Mortgage

Loan, Countrywide is in possession of a complete Credit File except for such documents as have been delivered to the Purchaser or as otherwise permitted under this Agreement. No more than 2% of the related Mortgage Loan Package may consist of lost note affidavits in lieu of Mortgage Notes; and

          (ddd) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, Countrywide was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that Countrywide or one of its affiliates retains record title, Countrywide or such affiliate shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising or facilitating the servicing of each Mortgage Loan.

          SECTION 3.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

          (a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

          (b) Cure or Repurchase. Within ninety (90) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Countrywide shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured within such ninety
(90) day period, Countrywide shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by Countrywide at the Repurchase Price.

          (c) Substitution or Repurchase. If the breach shall involve a representation or warranty set forth in Section 3.02, Countrywide may, with the consent of the Purchaser, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Purchaser or its designee relating to such Mortgage Loan. In the event Countrywide substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan,

Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s). In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to the Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such substituted Mortgage Loan.

          For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

          (d) Indemnification; Sole Remedies. With respect to the breach of a representation and warranty set forth in Section 3.02 with respect to a Mortgage Loan that materially and adversely affects the value of any Mortgage Loan, Countrywide shall indemnify the Purchaser and hold it harmless against any loss, damages, expenses, or costs (including reasonable attorneys fees) resulting from such breach. The obligations under this Section 3.03 of Countrywide to cure, repurchase or replace such Mortgage Loan or to indemnify the Purchaser shall constitute the sole remedies against Countrywide respecting such breach available to the Purchaser.

          (e) Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

          SECTION 3.04 REPURCHASE OF CONVERTIBLE MORTGAGE LOANS.

          In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to on hundred percent (100%) of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate;

provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this
Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to the Purchaser on the next scheduled Remittance Date.

          SECTION 3.05 REPRESENTATIONS AND WARRANTIES RESPECTING THE PURCHASER.

          The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

          (a) Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification (in each case, except where such failure would not have a material adverse effect on the ability of Purchaser to perform its obligations under the Agreement);

          (b) Due Authority. The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

          (c) No Conflict. Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject (in each case, except for such breaches, violations, defaults or contraventions as would not have a material adverse effect on the ability of Purchaser to perform its obligations under the Agreement);

          (d) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would materially and adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser's ability to perform its obligations under this Agreement; and

          (e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

          SECTION 3.06 INDEMNIFICATION BY THE PURCHASER.

          The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Purchaser's representations and warranties contained in Section 3.05 above.

                                   ARTICLE IV.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          SECTION 4.01 COUNTRYWIDE TO ACT AS SERVICER.

          Countrywide, as independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers and shall comply with all applicable laws and regulations. Notwithstanding anything to the contrary contained herein, in servicing and administering Government Mortgage Loans, Countrywide shall not take, or fail to take, any action that would result in the denial of coverage under any LGC or MIC, as applicable. Without limiting the generality of the foregoing, with respect to any Government Mortgage Loan, Countrywide shall be permitted to deviate from the servicing practices set forth herein if such deviation would be consistent with the servicing practices required in connection with any similar mortgage loan constituting a part of a GNMA mortgage-backed security.

          In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, LGC or MIC, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser's consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 5.03.

Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

          SECTION 4.02 COLLECTION OF MORTGAGE LOAN PAYMENTS.

          Countrywide shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, MIC or LGC, and applicable law.

          SECTION 4.03 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

          (a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

          SECTION 4.04 ESTABLISHMENT OF CUSTODIAL ACCOUNTS; DEPOSITS IN CUSTODIAL ACCOUNTS.

          Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts. Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser.

          Countrywide shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

          (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

          (c) all proceeds from a Cash Liquidation;

          (d) all PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with customary servicing procedures, the loan documents or applicable law;

          (e) all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

          (f) all Monthly Advances;

          (g) all proceeds of any Mortgage Loan repurchased in accordance with
Section 3.03 or 3.04, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to
Section 3.03;

          (h) any amounts required to be deposited by Countrywide pursuant to
Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide's own funds, without reimbursement therefore);

          (i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide's own funds, without reimbursement therefore up to a maximum amount per month equal to the lesser of one half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and
(ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

          (j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 4.13.

          The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 4.16) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(d).

          SECTION 4.05 PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

          Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (a) to make payments to the Purchaser in the amounts and in the manner provided for in Sections 5.01 and 5.03;

          (b) to reimburse itself for Monthly Advances (Countrywide's reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such Monthly Advances are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser). Countrywide's right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 3.04, Countrywide's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

          (c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser. Notwithstanding the foregoing, with respect to each Government Mortgage Loan, Countrywide shall not be entitled to reimbursement of any Servicing Advances that constitute losses and expenses for which an issuer of GNMA securities would be responsible, pursuant to Chapter 4 of the GNMA Handbook 5500.2, if such Government Mortgage Loan had been included in a GNMA security);

          (d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

          (e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

          (f) to reimburse itself for any amounts deposited in the Custodial Account in error; and

          (g) to clear and terminate the Custodial Account upon the termination of this Agreement.

          SECTION 4.06 ESTABLISHMENT OF ESCROW ACCOUNTS; DEPOSITS IN ESCROW ACCOUNTS.

          Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) upon the request of the Purchaser.

          Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section
4.07. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

          SECTION 4.07 PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

          Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.

          SECTION 4.08 TRANSFER OF ACCOUNTS.

          Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts and that notice of any such transfer shall be provided to the Purchaser.

          SECTION 4.09 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES; MAINTENANCE OF PMI POLICIES; COLLECTIONS THEREUNDER.

          With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

          Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Countrywide will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.16, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

          Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the "Credit Enhancement"), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder. If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

          SECTION 4.10 MAINTENANCE OF HAZARD INSURANCE.

          Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of
(a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and
(ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or
(z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property,
(1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with customary servicing procedures. The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

          SECTION 4.11 [RESERVED].

          SECTION 4.12 FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE.

          Countrywide shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer.

          SECTION 4.13 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

          (a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

          (b) Management. Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser's request therefore. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 4.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

          (c) Disposition. Subject to the following paragraph, Countrywide shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property.

          If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, Countrywide shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. Notwithstanding anything to the contrary set forth herein, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

          Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser. If, as of the date title to any REO Property was acquired by Countrywide, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 5.01.

          SECTION 4.14 NOTIFICATION OF ADJUSTMENTS.

          With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request herefore, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefore.

          SECTION 4.15 NOTIFICATION OF MATURITY DATE.

          With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

          SECTION 4.16 ASSUMPTION AGREEMENTS.

          Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Countrywide reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

          In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

          Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          SECTION 4.17 SATISFACTION OF MORTGAGES AND RELEASE OF COLLATERAL
FILES.

          Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 4.04, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser. Upon receipt of such notice and request, the Purchaser, or its designee, shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide's request therefore, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed therefore shall be chargeable to the Custodial Account.

          In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser shall, within five (5) Business Days of Countrywide's request and delivery to the Purchaser, or the Purchaser's designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five
(5) Business Days of Countrywide's request therefore, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

          SECTION 4.18 SERVICING COMPENSATION.

          As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees. Additional servicing compensation in the form of assumption fees (as provided in Section 4.16), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefore except as specifically provided herein.

                                   ARTICLE V.

                 PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

          SECTION 5.01 DISTRIBUTIONS.

          On each Remittance Date, Countrywide shall distribute to the Purchaser
(a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 5.03; minus
(c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

          SECTION 5.02 PERIODIC REPORTS TO THE PURCHASER.

          (a) Monthly Reports. Not later than each Remittance Date, Countrywide shall furnish to the Purchaser via any electronic medium a monthly report in a form reasonably acceptable to institutional buyers of mortgage loans, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

          (b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

          SECTION 5.03 MONTHLY ADVANCES BY COUNTRYWIDE.

          Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 5.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 5.03, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 5.01.

          Countrywide's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date any REO Property is liquidated; provided, however, with respect to any Government Mortgage Loan that is converted to REO Property, Countrywide's obligation to make such advances will continue in accordance with the applicable governmental agency's guidelines. In no event shall Countrywide be obligated to make an advance under this Section 5.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable.

          SECTION 5.04 ANNUAL STATEMENT AS TO COMPLIANCE.

          Countrywide shall deliver to the Purchaser on or before March 15, 2004, and on or before February 28 of each year thereafter, beginning February 28, 2005, an Officers' Certificate stating, as to each signatory thereof, that
(a) a review of the activities of Countrywide during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Countrywide shall provide the Purchaser with copies of such statements upon request.

          SECTION 5.05 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.

          On or before March 15, 2004, and on or before February 28 of each year thereafter, beginning February 28, 2005, Countrywide at its expense shall cause a firm of independent public accountants(which may also render other services to Countrywide), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by Countrywide generally that include a sampling of the Mortgage Loans, the provisions of
Article II and Article IV have been complied with and that, on the basis of such examination, conducted substantially in accordance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that Countrywide's servicing has been conducted in compliance with this Agreement, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. Countrywide shall provide the Purchaser with copies of such statements upon request.

          SECTION 5.06 ANNUAL STATEMENT AS TO COMPLIANCE

          (a) For so long as a Person is required by Section 302 of the Sarbanes-Oxley Act of 2002 (the "Act") to provide an annual certification, by March 15, 2004, and on or before February 28 of each year thereafter, beginning February 28, 2005, an officer of Countrywide shall execute and deliver an officer's certificate to such Person for the benefit of such Person and such Person's officers, directors and affiliates (collectively, the "Beneficiary"), pursuant to which such officer shall certify to those matters substantially as set forth in Exhibit E.

          (ii) Countrywide shall indemnify and hold harmless the Beneficiary from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by Countrywide or any of its officers, directors, agents or affiliates of its obligations under this Section 5.07 or the negligence, bad faith or willful misconduct of Countrywide in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Beneficiary, then Countrywide agrees that it shall contribute to the amount paid or payable by the Beneficiary as a result of the losses, claims, damages or liabilities of the Beneficiary in such proportion as is appropriate to reflect the relative fault of Countrywide in connection with a breach of Countrywide's obligations under this Section 5.07 or Countrywide's negligence, bad faith or willful misconduct in connection therewith.

          SECTION 5.07 PURCHASER'S ACCESS TO COUNTRYWIDE'S RECORDS.

          The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Countrywide also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide's ability to perform under this Agreement. The Purchaser agrees to reimburse Countrywide for any reasonable out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 5.06.

          SECTION 5.08 COMPLIANCE WITH REMIC PROVISIONS.

          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                   ARTICLE VI.
                            COVENANTS BY COUNTRYWIDE

          SECTION 6.01 INDEMNIFICATION BY COUNTRYWIDE.

          Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys' fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement and in connection with the breach of representations and warranties as provided in Section 3.03 of this Agreement.

          SECTION 6.02 THIRD PARTY CLAIMS.

          Countrywide and the Purchaser shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans. Upon the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, Countrywide shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser shall promptly reimburse Countrywide for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim Countrywide is otherwise required to indemnify the Purchaser pursuant to Section
6.01 hereof.

          SECTION 6.03 MERGER OR CONSOLIDATION OF COUNTRYWIDE.

          Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

          Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

          SECTION 6.04 LIMITATION ON LIABILITY OF COUNTRYWIDE AND OTHERS.

          Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with prompt notice of any action with respect to the Mortgage or the related Mortgaged Property to the contact person set forth in this Agreement or such other person designated in writing by Countrywide to the Purchaser; (ii) promptly complete, sign and return to Countrywide any document reasonably requested and provided by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide; and indemnify Countrywide for any loss or costs (including any reasonable legal fees and expenses) which arise as a result of such recordation. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser's failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser's interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefore from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide's indemnification under Section 6.01.

          SECTION 6.05 NO TRANSFER OF SERVICING.

          Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP.

                                  ARTICLE VII.
                     TERMINATION OF COUNTRYWIDE AS SERVICER

          SECTION 7.01 TERMINATION DUE TO AN EVENT OF DEFAULT.

          (a) Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

               (i) any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

               (ii) any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement or in the Custodial Agreement, if any, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

               (iv) Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

               (v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) Countrywide assigns the servicing or servicing compensation except as provided in Section 6.05 of this Agreement, without the consent of the Purchaser; or

               (vii) in the event of a Pass-Through Transfer, any rating agency with respect to such Pass-Through Transfer withholds or will not provide a rating reasonably acceptable to the Purchaser for the pass-through certificates if Countrywide or Servicing LP is servicing the Mortgage Loans; or

               (viii) to the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller's membership in MERS is terminated for any reason and such membership shall not be reinstated within sixty (60) days; or

               (ix) the Seller has its right to service temporarily or permanently suspended by Fannie Mae or Freddie Mac or otherwise ceases to be an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac and such suspension shall not be removed or such approval shall not be reinstated within sixty (60) days.

          In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide's sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide's responsibilities and rights hereunder, including the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          (b) Waiver of Event of Default. The Purchaser may waive any default by Countrywide in the performance of Countrywide's obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          SECTION 7.02 TERMINATION BY OTHER MEANS.

          The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of:
(a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing; or (c) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

          SECTION 8.01 NOTICES.

          All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

          (i)  to Countrywide:

               Countrywide Home Loans, Inc.
               4500 Park Granada
               Calabasas, California 91302
               Attn:  Celia Coulter, Executive Vice President

          With copy to: General Counsel

          (ii) the Purchaser:

          To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 8.02 SALE TREATMENT.

          It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide's business records, tax returns and financial statements. Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

          SECTION 8.03 EXHIBITS.

          The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.


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

          SECTION 8.04 GENERAL INTERPRETIVE PRINCIPLES.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

          (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

          SECTION 8.05 REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          SECTION 8.06 FURTHER AGREEMENTS.

          Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          SECTION 8.07 ASSIGNMENT OF MORTGAGE LOANS BY THE PURCHASER; PASS-THROUGH TRANSFERS.

          (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package. Any trust to which Mortgage Loans may be transferred pursuant to Section 8.07(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

          (b) The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 8.07(a) hereof, may effect one or more whole loan transfers, agency transfers or Pass-Through Transfers, retaining Countrywide as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 8.07 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Pass-Through Transfer in accordance with this Section 8.07. In connection therewith Countrywide shall:

               (i) negotiate in good faith and execute any seller/servicer agreement reasonably required to effectuate the Pass-Through Transfer, provided such agreement creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

               (ii) provide as applicable:

                    (A) information pertaining to Countrywide and Countrywide's mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser of the of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators and provide reasonable and appropriately reciprocal indemnity with respect to any material misstatements, errors or omissions or alleged material misstatements, errors or omissions with respect to such information; and

                    (B) such opinions of counsel, letters from auditors, and certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer. The Purchaser shall pay all third party costs associated with the preparation of the information described in clause

          (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Countrywide shall not be required to execute any seller/servicer agreement unless a draft of the agreement is provided to Countrywide at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

          (c) In connection with any Pass-Through Transfer, Countrywide shall not be required to "bring down" any of the representations and warranties in
Section 3.02 (i.e., the representations and warranties only speak as of the applicable date set forth in this Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever. Upon request, Countrywide will bring down the representations and warranties in
Section 3.01 to a date no later than the related Reconstitution Date, or make new representations and warranties comparable in all material respects to those in Section 3.01.

          (d) All Mortgage Loans not sold or transferred pursuant to whole loan transfers, agency transfers or Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          SECTION 8.08 CONFLICTS BETWEEN TRANSACTION DOCUMENTS.

          In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.

          SECTION 8.09 GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

          SECTION 8.10 SEVERABILITY CLAUSE.

          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

          SECTION 8.11 SUCCESSORS AND ASSIGNS.

          This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 6.05 above, Countrywide may not assign this Agreement to any Person without the Purchaser's prior written consent. The Purchaser may not assign this Agreement to any more than three (3) Persons without Countrywide's prior written consent

          SECTION 8.12 CONFIDENTIALITY.

          Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

          SECTION 8.13 ENTIRE AGREEMENT.

          This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

                           (SIGNATURE PAGE TO FOLLOW)

          IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                         COUNTRYWIDE HOME LOANS, INC.,
                                         the Seller


                                         By: /s/ Celia Coulter
                                             -----------------------------------
                                         Name: Celia Coulter
                                         Title: Executive Vice President


                                         CITIGROUP GLOBAL MARKETS REALTY CORP.,
                                         the Purchaser


                                         By:
                                             -----------------------------------
                                             Name
                                             Title:

                                    EXHIBIT A

                              COLLATERAL DOCUMENTS

1. Mortgage Note: The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of Countrywide by an authorized officer.

2.   Assignment of Mortgage: The original Assignment of Mortgage in blank.

3. Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4. Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5. Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6. Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.

7. Title Policy: The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date.

8. Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable.

9. Mortgage Insurance Certificate: The original Mortgage Insurance Certificate, if applicable.

                                    EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

CITIGROUP GLOBAL MARKETS REALTY CORP.
390 Greenwich Street
New York, New York 10013
Attn: Mr. Matthew Bollo, Vice President

          Re: Purchase Confirmation ($x.xmm) (Deal No. Sxx-xx-xxx)

Ladies and Gentlemen:

          This purchase confirmation (the "Purchase Confirmation") between Countrywide Home Loans, Inc. ("Countrywide") and Citigroup Global Markets Realty Corp. ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the "Mortgage Loans").

          The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase and Servicing Agreement dated as of August 8, 2002, between Countrywide and Purchaser (as amended herein and otherwise, the "Agreement"). By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

          All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser's payment of the Purchase Proceeds in accordance with Section 2.08 of the Agreement, Countrywide hereby sells, transfers, assigns and conveys to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Agreement.

          2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

               a. Closing Date: [DATE].

               b. Cut-off Date: [DATE].

               c. Cut-off Date Balance:

               [d. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in The Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

               e. Missing Credit Documents: As set forth in Exhibit [C] hereto.

     Notwithstanding anything contained in Section 2.04 of the Agreement to the contrary, Countrywide's obligation to repurchase from the Purchaser the Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, as determined by the Purchaser in its reasonable discretion, directly arising from a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified in Section
     2.04 of the Agreement.

               [f. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

               g. Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and
     (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

               h. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

          3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

               a. Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

               b. Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

               c. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide's credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie

     Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

          Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                              Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.            CITIGROUP GLOBAL MARKETS REALTY CORP.


By: /s/ Celia Coulter                   By:
    ---------------------------------       ------------------------------------
    Name: Celia Coulter                     Name:
    Title: Executive Vice President         Title:

                                    EXHIBIT A

                                       TO

                              PURCHASE CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                   (attached)


                                      B-A-1

                                    EXHIBIT B

                                       TO

                              PURCHASE CONFIRMATION

                        CALCULATION OF PURCHASE PROCEEDS

                                   (attached)


                                      B-B-1

                                    EXHIBIT C

                                       TO

                              PURCHASE CONFIRMATION

                            MISSING CREDIT DOCUMENTS

LOAN COUNT                       LOAN NUMBER   DOCUMENT
------------------------------   -----------   --------
1.

2.

3.

4.

5.


                                      B-C-1

                                    EXHIBIT D

                                       TO

                              PURCHASE CONFIRMATION

                             PENDING MORTGAGE LOANS

LOAN COUNT                       LOAN NUMBER   DOCUMENT
------------------------------   -----------   --------
1.

2.

3.

4.

5.


                                      B-D-1

                                   EXHIBIT C

                          FORM OF CUSTODIAL AGREEMENT

                            [CUSTODIAN'S LETTERHEAD]

                            _______________, (YEAR)
Mr. Matthew Bollo
Vice President
Citigroup Global Markets Realty Corp.
390 Greenwich Street
New York, New York 10013

Ms. Celia Coulter
Executive Vice President
Countrywide Home Loans Inc.
4500 Park Granada Boulevard
Calabasas, California 91302

          RE: Sale of Mortgage Loans pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 8, 2002 and Purchase Confirmation dated August 8, 2002, (collectively the "Agreement") between Countrywide Home Loans Inc. ("SELLER") and Citigroup Global Markets Realty Corp. ("PURCHASER").

Ladies and Gentlemen:

          [_______], a nationally chartered bank [and an affiliate of SELLER] (the "Custodian"), has been advised of an impending sale by SELLER to PURCHASER, of certain mortgage loans described on Exhibit "A" attached hereto (the "Mortgage Loans"), which sale is expected to occur on [SALE DATE], (YEAR). The Mortgage Loans are currently held by the Custodian as custodian for SELLER. SELLER has requested that upon the Custodian's receipt of written confirmation from SELLER that it has received the Purchase Price, the Custodian (i) hold such Mortgage Loans in custody for the exclusive benefit of PURCHASER; (ii) by its execution hereof, certify to PURCHASER its possession of the Mortgage Note, Assignment of Mortgage and a certified copy of the Mortgage for each Mortgage Loan except as the Custodian may separately notify PURCHASER in writing; (iii) segregate and maintain continuous custody of all Mortgage Files in secure and fire-resistant facilities in accordance with customary standards for such custody: and (iv) ship the Mortgage Loans to such address as PURCHASER may instruct the Custodian in writing upon consummation of the sale. Except as specifically required to be stated herein, the Custodian makes no representation or warranty with respect to any of the Mortgage Loans or Mortgage Files. This is to advise SELLER and PURCHASER that the Custodian hereby agrees to perform the services stated in the immediately preceding sentence, subject to the terms and conditions set forth herein. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          The Custodian shall charge such fees for its custodial services under this letter agreement as are set forth in a separate agreement between the Custodian and SELLER, the payment of which fees, together with the Custodian's expenses in connection herewith, shall be solely the obligation of SELLER.

          The sole obligation of the Custodian with respect to the Mortgage Loans shall be to perform the services expressly described herein, there being no implied duties hereunder. It is expressly agreed that in no event shall the Custodian have any (i) responsibility for documents which it has delivered to a shipper in accordance with the terms hereof while such documents are not in its possession or (ii) liability for any losses or damages to any person, including without limitation SELLER or PURCHASER, arising out of action taken by the Custodian consistent with instructions given hereunder (including without limitation, losses or damages arising out of non-performance or faulty performance by a shipper). SELLER agrees to reimburse, indemnify and hold harmless the Custodian, its directors, officers, employees and agents from and against any and all liability, loss, cost and expense, including reasonable fees and expenses of counsel arising from or connected with the Custodian's execution and performance of this letter agreement, including but not limited to claims of any third parties, including PURCHASER, except in the case of loss, liability or expense resulting from gross negligence or willful misconduct on the part of the Custodian. The Custodian agrees to reimburse, indemnify and hold harmless PURCHASER, its directors, officers, employees, and agents from and against any and all liability, loss, cost and expense, including reasonable fees and expenses of counsel arising from or connected with PURCHASER's execution of this letter agreement, including but not limited to, claims of any third parties resulting from gross negligence or willful misconduct on the part of the Custodian. In no event shall the Custodian, its directors, officers, employees or agents be liable for any indirect, special or consequential damages, even if such party has been advised of the possibility of such damages.

          For the purpose of facilitating the execution of this letter agreement, this letter agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original and all of which shall constitute one and the same instrument. By execution of this letter agreement, the Custodian represents and warrants that as of the consummation of the referenced transaction it holds and thereafter during the existence of this letter agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the consummation of the referenced transaction. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the address shown in this letter. This letter agreement shall inure to the benefit of the successors and assigns of the parties hereto. The Custodian agrees that its rights and obligations hereunder shall not be assigned without the prior written consent of PURCHASER. PURCHASER shall provide written instructions as to the method of shipment and shippers The Custodian is to utilize in connection with the transmission the Mortgage Files and Loan Documents. Each individual executing this letter agreement is authorized to give and receive notices and is authorized to execute this letter agreement on behalf of and bind the respective party. This letter agreement may be amended from time to time by written agreement only signed by PURCHASER, THE CUSTODIAN and SELLER.

          This letter agreement shall (i) become effective as of the date hereof upon execution by SELLER, PURCHASER, and THE CUSTODIAN and (ii) will expire on [EXPIRATION DATE], (YEAR), if the sale described herein is not consummated by such date, unless the parties otherwise agree in writing.

                                         Very truly yours,

                                         [INSERT NAME OF CUSTODIAN]

                                         [Name]
                                         [Title]
                                         [Address]

Accepted and Agreed                      Acknowledge:

COUNTRYWIDE HOME LOANS, INC.             CITIGROUP GLOBAL MARKETS REALTY CORP.

By: /s/ CELIA COULTER                    By:
        -------------------------------      -----------------------------------
        Name: Celia Coulter                  Name:
        Title: Executive Vice President      Title:

                                    EXHIBIT D

                           FORM OF TRADE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

CITIGROUP GLOBAL MARKETS REALTY CORP.
390 Greenwich Street
New York, New York 10013
Attn: Matthew Bollo, Vice President

          Re: Sale of $[AMOUNT] Million of Mortgage Loans to [PURCHASER] (Deal No. Syr-mm-xxx)

Ladies and Gentlemen:

          This Trade Confirmation confirms the agreement between [PURCHASER] ("Purchaser") and Countrywide Home Loans, Inc. ("Countrywide") pursuant to which Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the "Mortgage Loans"), subject to the terms set forth herein.

          Closing Date: _________ __, [year][, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

          Cut-Off Date: _________ __, [year]

          Commitment Amount: $______________.

          Purchase Price: $______________.

          Percentage: ____%, subject to adjustment as set forth in Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

          Product: [Jumbo]["A"][A-"]["Alt A"] [Sub-prime] [Conforming] [Conventional] [Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

          Underwriting Criteria:

          Servicing Rights: RETAINED: Retained by Countrywide and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

          Prepayment Penalties: Countrywide shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

          Documentation: [Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

          Conditions: [Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation. Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

          [Countrywide's sale of the Mortgage Loans is expressly subject to (a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Countrywide on or before the Closing Date from the current owner of the Mortgage Loans (the "Current Owner"). If either of the foregoing conditions are not satisfied, Countrywide shall have no liability to Purchaser.]

          [Non-Circumvent: Countrywide and Purchaser understand and agree that Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Countrywide and that such relationship of Countrywide is confidential. Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving Countrywide) with the Current Owner in a similar context.]

          Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.


Sincerely,                           Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.         CITIGROUP GLOBAL MARKETS REALTY CORP.

By:                                  By:
   -------------------------------      ----------------------------------------
   Name: Celia Coulter               Name:
   Title: Executive Vice President   Title:

                                    EXHIBIT A

                 MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

                                   (attached)


                                      D-A-1

                                    EXHIBIT B

                             UNDERWRITING GUIDELINES

                                   (attached)


                                      D-B-1

                                    EXHIBIT E

                      FORM OF SARBANES-OXLEY CERTIFICATION

          I, [identify certifying individual], certify to the [Name of Beneficiary] and its officers, directors and affiliates (collectively, the "Beneficiary") with respect to the calendar year immediately preceding the date of this certification, as follows:

          (i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information delivered to the Beneficiary and relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

          (ii) Based on my knowledge, the servicing information required to be provided to the Beneficiary by Countrywide under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2003 between the Purchaser and Countrywide (the "Agreement"), has been provided to the Beneficiary;

          (iii) I am responsible for reviewing the activities performed by Countrywide under the Agreement and based upon my knowledge and the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Beneficiary, Countrywide has, as of the date of this certification fulfilled its obligations under the Agreement; and

          (iv) I have disclosed to the Beneficiary all significant deficiencies relating to Countrywide's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.


                                       E-1